Exhibit 99.1

                            CIRCUIT CITY STORES, INC.
                2000 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN,
               AS AMENDED AND RESTATED, EFFECTIVE AUGUST 17, 2004

     1. PURPOSE. The purpose of this Circuit City Stores, Inc. 2000 Non-Employee Directors Stock Incentive Plan (the "Plan") is to encourage ownership in Circuit City Stores, Inc. (the "Company") by non-employee members of the Board of Directors of the Company, in order to promote long-term shareholder value and to provide non-employee directors with an incentive to continue as directors of the Company.

     2. DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:

     (a) "Act" means the Securities Exchange Act of 1934, as amended.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Change of Control" means the occurrence of either of the following events: (i) a third person, including a "group" as defined in section 13(d)(3) of the Act, becomes, or obtains the right to become, the beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.

     (d) "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Company" means Circuit City Stores, Inc., a Virginia corporation.

     (f) "Company Stock" means shares of Circuit City Common Stock, subject to the limits of Section 4. Such shares shall be subject to adjustment as provided in Section 15.

     (g) "Date of Grant" means the date on which an Incentive Award is granted by the Board.

     (h) "Disability" or "Disabled" means a disability as determined by the Board.

     (i) "Fair Market Value" means, for any given date, the fair market value of the Company Stock as of such date, as determined by the Board based on the then prevailing prices of the Company Stock on the exchange on which it generally has the greatest trading volume.

     (j) "Incentive Award" means, collectively, the award of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Stock Grant under the Plan.

     (k) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422 or, even if meeting the requirements of Code section 422, is not intended to be an incentive stock option under Code section 422 and is so designated.

     (l) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

     (m) "Participant" means any non-employee member of the Board who receives an Incentive Award under the Plan.

     (n) "Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

     (o) "Restricted Stock Award" means an award of Restricted Stock granted under the Plan.

     (p)  "Restricted  Stock  Unit"  shall have the  meaning  given that term in
Section 10.

     (q) "Rule 16b-3" means Rule 16b-3 adopted pursuant to section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan's adoption.

     (r) "Stock Appreciation Right" means a right to receive amounts from the Company awarded upon the terms and subject to the restrictions set forth in
Section 8.

     (s) "Stock Grant" means Company Stock awarded without restrictions in accordance with Section 9.

     3. GENERAL.  Incentive  Awards may be granted under the Plan in the form of
Nonstatutory  Stock  Options,  Stock  Appreciation  Rights,   Restricted  Stock,
Restricted Stock Units and Stock Grants.

     4. STOCK. Subject to Section 15 of the Plan, there shall be reserved for issuance under the Plan (i) an aggregate of 728,135 shares of Circuit City Common Stock, which shall be authorized, but unissued shares. Shares of Circuit City Common Stock that have not been issued and allocated to options or portions thereof that expire or otherwise terminate unexercised after the effective date of the Plan under the Circuit City Stores, Inc. 1989 Non-Employee Directors Stock Option Plan may be subjected to an Incentive Award under the Plan. Shares of Company Stock that have not been issued under the Plan and that are allocable to Incentive Awards or portions thereof that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. Similarly, if any shares of Restricted Stock issued pursuant to the Plan are reacquired by the Company as a result of a forfeiture of such shares pursuant to the Plan, such shares may again be subjected to an Incentive Award under the Plan.


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     5. ELIGIBILITY.

     (a) Each director of the Company who is not a full-time employee of the Company or any parent or subsidiary of the Company shall be eligible to receive Incentive Awards under the Plan. The Board shall have the power and complete discretion, as provided in Section 16, to select which directors shall receive Incentive Awards and to determine for each such Participant the terms and conditions, the nature of the award and the number of shares to be allocated to each Participant as part of each Incentive Award.

     (b) The grant of an Incentive Award shall not obligate the Company to pay a Participant any particular amount of remuneration or to make further grants to the Participant at any time thereafter.

     6. RESTRICTED STOCK AWARDS.

     (a) Whenever the Board deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Restricted Stock Award is granted and the terms and conditions to which the Restricted Stock Award is subject. This notice shall become an award agreement between the Company and the Participant. A Restricted Stock Award may be made by the Board in its discretion without cash consideration.

     (b) Restricted Stock issued pursuant to the Plan shall be subject to the following restrictions:

          (i) None of such shares may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or shall have been removed pursuant to paragraph (d) or (e) below.

          (ii) The restrictions on such shares must remain in effect and may not lapse for a period of two years beginning on the date of grant, except as provided under paragraph (d) or (e) in the case of Disability, retirement, death or a Change in Control.

          (iii) If a Participant ceases to be a director of the Company, the Participant shall forfeit to the Company any shares of Restricted Stock, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (d) or (e) below, on the date such Participant shall cease to serve as a member of the Board.

          (iv) The Board may establish such other restrictions on such shares that the Board deems appropriate, including, without limitation, events of forfeiture.

     (c) Upon the acceptance by a Participant of a Restricted Stock Award, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such Restricted Stock Award, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the


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Participant's award agreement.  If shares of Restricted Stock are issued without certificates, notice of the restrictions set forth in the Plan and the Participant's Award Agreement must be given to the shareholder in the manner required by law.

     (d) The Board shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

     (e) Notwithstanding the forfeiture provisions of paragraph (b)(iii) above, the Board may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

     7. STOCK OPTIONS.

     (a) Whenever the Board deems it appropriate to grant Options, notice shall be given to the eligible non-employee director stating the number of shares for which Options are granted, the Option price per share, the extent, if any, to which Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject. This notice shall become a stock option agreement between the Company and the eligible non-employee director.

     (b) The exercise price of shares of Company Stock covered by a Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.

     (c) Options may be exercised in whole or in part at such times as may be specified by the Board in the Participant's stock option agreement.

     (d) The Board may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control notwithstanding other conditions on exercisability in the stock option agreement.

     8. STOCK APPRECIATION RIGHTS.

     (a) Whenever the Board deems it appropriate, Stock Appreciation Rights may be granted. The terms and conditions of the award shall be set forth in a stock appreciation rights agreement between the Company and the Participant. The following provisions apply to all Stock Appreciation Rights that are granted:

          (i) Stock Appreciation Rights shall entitle the Participant, upon the exercise of all or any part of the Stock Appreciation Rights, to receive from the Company an amount equal to the excess of (x) the fair market value on the date of exercise of the Company Stock covered by the Stock Appreciation Rights over (y) the fair market value on the Date of Grant of the Company Stock covered by the Stock Appreciation Rights. The Board may limit the amount that the Participant may be entitled to receive upon exercise of the Stock Appreciation Right.

          (ii) Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Participant's stock appreciation rights agreement.


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     (b) The manner in which the Company's  obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Board and shall be set forth in the Participant's stock appreciation rights agreement. The Board may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Board may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

     9. STOCK GRANTS.

     (a) Whenever the Board deems it appropriate, a Stock Grant may be made to eligible non-employee directors. The Board shall have complete discretion to make such Stock Grants and may do so whenever it considers it appropriate.

     (b) Whenever the Board deems it appropriate, it may permit eligible non-employee directors to elect to receive a Stock Grant in lieu of retainer, meeting fees or other such fees to which such directors would otherwise be entitled. The Company Stock to be issued in connection with such a Stock Grant shall have a Fair Market Value equal to such fees otherwise payable, determined as of the date on which such payment of fees would otherwise become payable to such member of the Board.

     10. RESTRICTED STOCK UNITS.

     (a) For purposes of the Plan, a Restricted Stock Unit is a right granted to a Participant to receive Company Stock or cash pursuant to the terms of this
Section 10. Whenever the Board deems it appropriate to grant Restricted Stock Units, notice shall be given to the Participant stating the number of Restricted Stock Units which are granted and the terms and conditions to which the Restricted Stock Units are subject. This notice may be given in writing or in electronic form and shall be the award agreement between the Company and the Participant. Restricted Stock Units may be made by the Board in its discretion without cash consideration.

     (b) Restricted Stock Units issued pursuant to the Plan shall be subject to the following restrictions:

          (i) The restrictions on Restricted Stock Units must remain in effect and may not lapse for a period of one year beginning on the Date of Grant, except as provided under paragraph (c) or (d) in the case of Disability, retirement, death or a Change in Control.

          (ii) If a Participant ceases to be a director of the Company, the Participant shall forfeit to the Company any Restricted Stock Units, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (c) or (d) below, on the date such Participant shall cease to serve as a member of the Board.

          (iii) The Board may establish such other restrictions on such Restricted Stock Units that the Board deems appropriate, including, without limitation, events of forfeiture.


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     (c) The Board shall  establish as to each award of  Restricted  Stock Units the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

     (d) Notwithstanding the forfeiture provisions of paragraph (b)(ii) above, the Board may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

     11. METHOD OF EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS.

     (a) Options and Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights he has elected to exercise. In the case of a purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full paid in cash; provided that, if the terms of an Option so permit, the Participant may: (i) deliver shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price; or (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price. The Participant shall not be entitled to make payment of the exercise price other than in cash unless provisions for an alternative payment method are included in the Participant's stock option agreement or are agreed to in writing by the Company with the approval of the Board prior to exercise of the Option.

     (b) Until the Participant has made any required payment, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

     (c) Notwithstanding anything herein to the contrary, if the Company is subject to section 16 of the Act, Options and Stock Appreciation Rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

     (d) Any shares of already owned Company Stock that are delivered by a Participant in satisfaction of all or any part of the exercise price of an Option shall be of the same series of Company Stock as the shares of Company Stock to which such Incentive Award relates.

     12. TRANSFERABILITY OF INCENTIVE AWARDS. Nonstatutory Stock Options and Stock Appreciation Rights may be transferable by a Participant and exercisable by a person other than the Participant, but only to the extent specifically provided in the Incentive Award.

     13. EFFECTIVE DATE OF THE PLAN. This Plan shall be effective as of April 11, 2000, and shall be submitted to the shareholders of the Company for approval. No Option or Stock Appreciation Right shall be exercisable and no Company Stock shall be issued under the Plan until (i) the Plan has been approved by the Company's shareholders, (ii) shares issuable


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under the Plan have been registered with the Securities and Exchange  Commission and accepted for listing on the New York Stock Exchange upon notice of issuance, and (iii) the requirements of any applicable state securities laws have been met.

     14. TERMINATION, MODIFICATION, CHANGE. If not sooner terminated by the Board, this Plan shall terminate at the close of business on February 28, 2010. No Incentive Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 14), unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him.

     15. CHANGE IN CAPITAL STRUCTURE.

     (a) The number of shares reserved for issuance under the Plan, the terms of Incentive Awards, and all computations under the Plan shall be appropriately adjusted by the Board should the Company effect one or more stock dividends, stock splits, subdivisions or consolidations of shares, or other similar changes in capitalization, or if the par value of Company Stock is altered. If the adjustment would produce fractional shares with respect to any unexercised Option, the Board may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

     (b) If the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Board may take such actions with respect to outstanding Incentive Awards as the Board deems appropriate.

     (c) Any determination made or action taken under this Section 15 by the Board shall be final and conclusive and may be made or taken without the consent of any Participant.

     16. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board. The Board shall have general authority to impose any limitation or condition upon an Incentive Award that the Board deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

     (a) The Board shall have the power and complete discretion to determine (i) which eligible non-employee directors shall receive an Incentive Award and the nature of the Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) when, whether and to what extent Stock Appreciation Rights shall be granted, (iv) the fair market value of Company Stock, (v) the time or times when an Incentive Award shall be granted, (vi) whether an Incentive Award shall become vested over a period of time and when it shall be


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fully vested, (vii) when Options and Stock Appreciation Rights may be exercised,
(viii) whether a Disability exists, (ix) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (x) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options or Stock Appreciation Rights is permitted, (xi) the terms and conditions applicable to Restricted Stock Awards, (xii) the terms and conditions on which restrictions upon Restricted Stock shall lapse, (xiii) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock will lapse or be removed, (xiv) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xv) any additional requirements relating to Incentive Awards that the Board deems appropriate. The Board shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3.

     (b) The Board may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

     (c) A majority of the members of the Board shall constitute a quorum, and all actions of the Board shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

     17. NOTICE. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

     (a) if to the Company--at its principal business address to the attention of the Secretary;

     (b) if to any Participant--at the last address of the Participant known to the sender at the time the notice or other communication is sent.

     18. MISCELLANEOUS. By accepting any Incentive Award under the Plan, each Participant, and each person claiming under or through such person, shall be conclusively deemed to have given his or her acceptance and ratification of, and consent to, any action taken with respect thereto by the Company or the Board.



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